March 26, 2020

RiverNorth Flexible Municipal Income Fund, Inc.

325 North LaSalle Street

Suite 645

Chicago, Illinois 60654

Re:	Registration Statement on Form N-2 (File No. 333-234122)

Ladies and Gentlemen:

We have acted as special “Maryland law” counsel to RiverNorth Flexible Municipal Income Fund, Inc., a Maryland corporation (the “Fund”), and a closed-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), in connection with certain matters of Maryland law arising out of the registration of 5,400,000 shares (the “Shares”) of common stock, $0.0001 par value per share, of the Fund (the “Common Stock”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Fund with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). This opinion is being furnished to you at your request.

I. Documents Reviewed and Matters Considered

In our capacity as counsel to the Fund and for purposes of this opinion, we have examined the following documents (all of which are collectively called the “Documents”):

(i) the Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

(ii) the charter of the Fund (the “Charter”), certified by the Maryland State Department of Assessments and Taxation (the “SDAT”);

(iii) the Bylaws of the Fund (the “Bylaws”), certified as of the date hereof by an officer of the Fund;

(iv) a Certificate of Status of the SDAT to the effect that the Fund is in good standing, dated March 19, 2020;

(v) resolutions adopted by the Board of Directors of the Fund relating to the establishment and organization of the Fund and the issuance of stock by the Fund (the “Resolutions”), certified as of the date hereof by an officer of the Fund;

RiverNorth Flexible Municipal Income Fund, Inc.

March 26, 2020

(vi) a certificate executed by an officer of the Fund, dated as of the date hereof, as to such matters as we deem necessary and appropriate to enable us to render this opinion letter; and

(vii) such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the assumptions, qualifications, and limitations noted herein.

II. Assumptions

In reaching the opinions set forth below, we have assumed the following:

(a) Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

(b) Each individual executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do so.

(c) All Documents submitted to us as originals are authentic. All Documents submitted to us as certified, photostatic, or other copies conform to the original documents. All Documents upon which we have relied are accurate and complete. All public records reviewed or relied upon by us or on our behalf are true and complete and remain so as of the date of this letter.

(d) The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.

(e) All representations, warranties, statements and information contained in the Registration Statement are accurate and complete.

(f) All signatures on the Documents submitted to us for examination are genuine.

(g) There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any of the provisions of the Documents, by actions or omission of the parties or otherwise.

(h) Each individual executing a certificate is authorized to do so and has knowledge about all matters stated therein. The contents of each such certificate are accurate and complete and remain so as of the date of this letter.

RiverNorth Flexible Municipal Income Fund, Inc.

March 26, 2020

III. Opinions

Based on our review of the foregoing and subject to the assumptions, qualifications, and limitations set forth herein, it is our opinion, as of the date of this letter, that:

1. The Fund is a corporation duly incorporated and, based solely on the Certificate of Good Standing issued by the SDAT dated March 19, 2020, the Fund is validly existing and in good standing under the Maryland General Corporation Law (the “MGCL”).

2. The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Charter, the Bylaws, the Resolutions, and the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

IV. Qualifications and Limitations

In addition to the other matters set forth in this letter, the opinions set forth herein are also subject to the following qualifications:

(A) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland and as used herein “law” means such laws. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(B) We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might change the opinions expressed in this letter after the date of this letter.

(C) The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

(D) This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the prospectus discussion of this opinion, the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Shapiro Sher Guinot & Sandler, P.A.

SHAPIRO SHER GUINOT & SANDLER, P.A.